SUBSIDIARIES                        EXHIBIT 21
                           as of December 31, 1997

A. Subsidiaries and joint ventures more than 50% owned (included in consolidated financial statements):

                                        Jurisdiction of           Percentage
         Name                            Incorporation              Owned
-------------------------                --------------           ----------
FSC Corporation (3)                          Barbados                 100%
Integrated Systems Engineering, Inc          Utah                     100
Saunders Realty Corporation                  New York                 100
Trans-Lux Canada Ltd                         Canada                   100
Trans-Lux Castle Rock Corporation (2)        Colorado                 100
Trans-Lux Cocteau Corporation (2)            New Mexico               100
Trans-Lux Colorado Corporation (2)           Colorado                 100
Trans-Lux Consulting Corporation             Delaware                 100
Trans-Lux Dillon Corporation (2)             Colorado                 100
Trans-Lux Durango Corporation (2)            Colorado                 100
Trans-Lux Experience Corporation             New York                 100
Trans-Lux High Five Corporation (2)          Colorado                 100
Trans-Lux Investment Corporation             Delaware                 100
Trans-Lux Loma Corporation (2)               New Mexico               100
Trans-Lux Loveland Corporation (2)           Colorado                 100
Trans-Lux Midwest Corporation                Iowa                     100
Trans-Lux Montezuma Corporation (2)          New Mexico               100
Trans-Lux Multimedia Corporation             New York                 100
Trans-Lux Pennsylvania Corporation (2)       Pennsylvania             100
Trans-Lux Pty Ltd                            Australia                100
Trans-Lux Seaport Corporation                New York                 100
Trans-Lux Service Corporation                New York                 100
Trans-Lux Sign Corporation                   Delaware                 100
Trans-Lux Southwest Corporation (2)          New Mexico               100
Trans-Lux Storyteller Corporation (2)        New Mexico               100
Trans-Lux Summit Corporation (2)             Colorado                 100
Trans-Lux Syndicated Programs Corporation    New York                 100
Trans-Lux Taos Corporation (2)               New Mexico               100
Trans-Lux Theatres Corporation (1)           Texas                    100

(1)  Wholly-owned subsidiary of Trans-Lux Investment Corporation
(2)  Wholly-owned subsidiary of Trans-Lux Theatres Corporation
(3)  Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation

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B.  Other entities (accounted for in the consolidated financial statements under the equity method):

    MetroLux Theatres - A joint venture in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.

    Mossgood Theatre-Saunders Realty - A joint venture in which Saunders Realty Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Peggy Crystal Michaelmen and Clement
    S. Crystal, own the remaining 50% of the joint venture and are unrelated to the Registrant.

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